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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of ConAgra, Inc. of our report dated February 11, 2000 relating to the financial statements, which appears in the International Home Foods, Inc. 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 19, 2000